[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.3

CONFIDENTIAL

SERVICES AGREEMENT

This Services Agreement (the “Agreement”) dated as of June 11, 2015 (the “Effective Date”) is between IMMUNOCELLULAR THERAPEUTICS, LTD., a Delaware limited liability company having its principal office at 23622 Calabasas Road, Suite 300, Calabasas, CA 91302 (the “Client”) and PCT, LLC, A CALADRIUS COMPANY, a Delaware limited liability company having its principal office at 4 Pearl Court, Suite C, Allendale, New Jersey 07401 (“PCT”), each a “Party” and collectively the “Parties”.  This Agreement incorporates by reference the terms and conditions set forth in Attachment A (“Attachment A”) and Attachment B (“Attachment B”) each attached hereto and made a part hereof.  Capitalized terms not otherwise defined herein will have the meaning set forth in Attachment A or Attachment B, as applicable.  In consideration of the premises and mutual covenants herein contained, the Parties hereby agree as follows:

DESCRIPTION AND Scope of Work

(A)

The Parties have previously executed a Services Agreement dated September 9, 2011 as amended by Program Amendment Order #1 with an effective date of February 17, 2012, Program Amendment Order #2 with an effective date of July 6, 2012, Program Amendment Order #3 with an effective date of August 27, 2012, Program Amendment #4 (“ICT -107 PAO #4”) with an effective date of October 11, 2012 and Program Amendment Order # 5 (“ICT-107 PAO #5”) with an effective date of May 1, 2013 (collectively, the “2011 ICT-107 Services Agreement”) pursuant to which PCT provides Services (as defined in the 2011 ICT-107 Services Agreement) in connection with Client’s Phase III ICT-107 autologous cell therapy product (the “ICT-107 Product”) and cell manufacturing platform defined as the manufacturing process for making dendritic cells without targeted antigens (the “ICT Platform”).

(B)

The Parties also previously executed a Services Agreement dated May 10, 2013, as amended by Program Amendment Order No. 1 (“ICT-121 PAO #1”) with an effective as of July 23, 2013 (collectively, the “ICT-121 Services Agreement”) pursuant to which PCT provides Services (as defined in the ICT-121 Services Agreement) in connection with Client’s ICT-121 autologous cell therapy product (the “ICT-121 Product”). ICT-107 Product and ICT-121 Product are individually and collectively, referred to as “Product”, and the 2011 ICT-107 Services Agreement and the ICT-121 Services Agreement are individually and collectively, referred to as the “Services Agreement”.

(C)	The ICT Platform may also serve as a basis for future development and manufacture of Client’s other ICT Platform-based products (collectively, “Other ICT Products”).

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(D)

Client and PCT agree that the ICT Platform as currently implemented at PCT’s facility located at 291 North Bernardo Avenue, Mountain View California (the “MV Facility”) as of the Room Start Date (as defined in Paragraph (1) under heading “Services” below) will serve as the basis for Phase III and potential commercial manufacture of ICT-107 Product and manufacture of ICT-121 for applicable phase trial(s) for ICT-121 Product.  The manufacturing process (the “Manufacturing Process”) for Product includes any and all processes and activities (or any step in any process of activity) used by PCT to manufacture Product (including the manufacturing, processing, packaging, labeling, quality control testing, release, shipping and storage of the same) as evidenced in batch documentation relating to such Product, as applicable.  Within the Manufacturing Process are the processes and activities for the ICT Platform as well as additional manufacturing activities requisite for the manufacture, testing and release of a single (1) lot of the Product, as applicable (the “ICT Platform activities”).

(E)

This Agreement is entered into by PCT and Client in order to provide for PCT to expand its current manufacturing capacity at the MV Facility for Client’s ICT-107 Product in support of Client’s Phase III clinical trials and to manufacture ICT-121 Product as provided herein. Commencing on the Room Start Date Client desires that PCT provide the Services (as defined below) which Services are in lieu of similar services that are set forth in either Services Agreement.

SERVICES

Client requires the services (the “Services”) described below:

(1)

Effective as of the date (the “Room Start Date”) which is the earlier of (a) the date PCT’s designated point of contact receives from Client a written notice (the “Room Start Notice”) stating that the training of PCT Team Members (as defined in Paragraph 1(B)(i) below) and the requalification of the ICT-107 Product’s Manufacturing Process (the “ICT-107 Process Requalification”) in the Room (as defined in Paragraph 1(A) below) is to commence and (b) August 1, 2015, through the Termination Date (as defined in Paragraph 1(C)(iii) below):

(A)

[*] Room.  PCT will provide a controlled environment room (the “Room”) on a [*] basis for Client’s Runs as determined below, including Paragraphs 1(B)(vii) and (viii) below, in the MV Facility and promptly commence identifying and subsequently training PCT Team Members as well as promptly commence the ICT-107 Process Requalification.  Client shall have the right, ahead of PCT and all other PCT customers and clients, to schedule up to the agreed upon number of monthly Runs (as defined in Paragraph 1(B)(xii) below) in such Room [*] and thereafter, based on such scheduling, PCT shall carry out such scheduled Runs as provided herein, including Paragraphs 1(B)(vii) and (viii) below.

(i)

For purposes hereof, [*] basis means that through the Termination Date, Client shall be able to obtain Services as described in this Agreement (including having the Room and PCT Team Members available to perform Services on Client’s behalf as provided for herein) except to the limited extent that PCT may perform Other Services for itself or for other clients pursuant to this Paragraph. At any time, PCT may perform other services (“Other Services”) either on its own behalf or for the benefit of any other

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client of PCT in the Room subject at all times to Client’s ability to obtain Services as described in this Agreement. PCT will source and receive materials and maintain in the Room mutually agreed upon equipment as the Parties agree is necessary for the Services[*] (except for Client Equipment as defined in Paragraph 1(D)(i) below). PCT will notify Client in advance in writing of its commencing the performance of Other Services when viral vector material (without any detail as to the type of such material) will be in the Room.  Further, whenever incubators are in use in connection with a Client Manufacturing Process and contain any component material in connection with a Run, PCT will not simultaneously or concurrently place any other material or item associated with Other Services in such incubator while Client material is within such incubator.

(ii)

PCT will maintain, validate, clean, monitor and provide calibration services of the Room and the equipment within the Room in accordance with current PCT Standard Operating Procedures (“SOPs”) and all other requirements as set forth in Attachment B hereto including Section 2 thereof and the Quality Agreement.

(iii)

The ICT-107 Process Requalification will occur under GMP conditions in the Room. The ICT-107 Process Requalification will commence on the Room Start Date and be completed within one hundred and twenty (120) days of the Room Start Date subject to the provisions of this Agreement.  The ICT-107 Process Requalification will include the scheduling of engineering runs (“Engineering Runs”) and process qualification runs (“PQ Runs”) for the ICT-107 Requalified Process as the Parties mutually agree in writing and schedule. The manufacturing of Product utilizing the requalified ICT-107 Product Manufacturing Process will be interlinked with appropriate testing that will attempt to meet pre-determined mutually agreed upon written specifications.  In addition, if applicable and in connection with the ICT-107 Requalification Process, the qualification of critical manufacturing equipment, aseptic processes and Room qualification will be executed according to qualification protocols which will be jointly reviewed and approved by PCT and the Client in writing.  Engineering Runs and PQ Runs will be conducted (a) pursuant to the most current versions of the ICT-107 Product Manufacturing Process documentation (SOPs and MBR) and (b) pursuant to an ICT-107 process qualification protocol mutually agreed to by the Parties in writing, if necessary.

(iv)

Commencing on the Room Start Date, in lieu of the manufacture of ICT-121 Product under the ICT-121 Services Agreement, Client may schedule and PCT shall commence the manufacture of ICT-121 Product in the Room in the manner provided in this Agreement. Providing Runs for ICT-121 Product is subject to the Parties agreeing in writing to the number of Runs that will be provided in Slots during each applicable month as provided in Paragraphs 1(B)(vii) and (viii), identification and training, if any, of PCT Team Members as provided herein and payment of the applicable Room Fee (as defined in Paragraph 1(E)(i)(a) below) and all PCT Team Member Fees (as defined in Paragraph 1(E)(ii) below) for such month.

(v)	As provided below, Client can request and have PCT perform the agreed upon number of monthly Runs at the times and manner provided below.

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(B)	PCT Team Members.
(i)

PCT [*] will, throughout the period ending on the Termination Date, identify and establish a PCT staff team (the “PCT Team”) to perform Services. PCT [*] will identify existing PCT staff personnel and PCT will hire, at PCT’s cost and expense, additional PCT staff personnel (collectively, “PCT Team Members”) for the PCT Team. Notwithstanding either Services Agreement to the contrary and regardless of the existence and/or identification of PCT staff personnel performing services as described in the applicable Services Agreement prior to the Room Start Date, Client and PCT agree that a new PCT Team will be identified and created for the Services as provided herein. The new PCT Team may include personnel who are involved in the manufacture of ICT-121 Product. [*] PCT through the period ending with the Termination Date will periodically (a) determine the number of PCT Team Members necessary for providing the Services [*] and the monthly number of Runs that the Parties agree can be scheduled and commenced in a particular month by trained PCT Team Members (provided the ICT-107 Process Requalification has been completed to PCT’s reasonable satisfaction) and (b) mutually agree upon the make-up of the PCT Team Members for all such Services.  Unless the Parties otherwise agree in writing the number of PCT Team Members will [*] as more particularly described in Paragraph 1(B)(vii) below.  [*] The Parties agree that (a) each PCT Team Member may require up to four (4) months of training in order to be capable of performing all of the Services to be provided by PCT that the Parties mutually agree are to be provided in a particular month through the Termination Date and (b) the ICT-107 Product Manufacturing Process in existence as of the Room Start Date may require up to four (4) months to be requalified and that, collectively, these training/requalification requirements (which, as applicable, may take place concurrently) and may have an effect on PCT’s ability to provide Services, including Runs at the monthly capacity set forth in Paragraph 1(B)(vii) below within the time frames that the Parties desire and initially determine pursuant to this Paragraph.

(ii)

Based upon the determination regarding the number and responsibility of PCT Team Members for the Services through the Termination Date, on an on-going basis, PCT’s designated point of contact for the various Services shall notify Client’s designated point of contact, in writing (with email being an acceptable writing), the identity and responsibility of the various individuals that PCT assigns to the PCT Team.  The date that PCT notifies Client that a PCT staff member has been assigned to the PCT Team shall be such PCT Team Member’s start date (the “PCT Team Member Start Date”) in the PCT Team and be deemed a PCT Team Member. PCT shall only assign and hire persons to the PCT Team that PCT has a reasonable belief will have sufficient experience and expertise to adequately perform such person’s respective role on the PCT Team. [*]

(iii)

The make-up of the PCT Team may include (without limitation) manufacturing specialists, quality assurance/documentation specialists, and quality control analysts. [*] The Parties agree that identity testing as agreed upon by the Parties of agreed upon critical materials will require third party vendor testing (“Third Party Testing”) and will be sent out by PCT as provided in the Manufacturing Process for the Product and

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PCT will manage the performance of the Third Party Testing at no additional cost to the Client.
(iv)	[*]
(v)

PCT will provide training activities to each PCT Team Member requiring training pursuant to a training plan agreed to by the Parties in writing (the “Training Plan”), which Training Plan will outline the requirements/activities regarding applicable manufacturing, quality control and quality assurance training.  PCT [*] will reasonably determine the number and make-up of PCT Team Members required in order for PCT to be able to perform Services for each month factoring in to such determination the monthly number of Runs that the Parties mutually agree in writing are to be provided during applicable monthly periods, the need for training PCT Team Members in order to perform the desired number of Runs and the completion of the ICT-107 Process Requalification to PCT’s reasonable satisfaction.  Such training of and subsequent performance of Services by PCT Team Members shall occur pursuant to a schedule mutually determined by the Parties in writing[*]. PCT shall notify Client in writing when PCT determines that the particular PCT Team Member’s training has been completed to the reasonable satisfaction of PCT.

(vi)	Client will have first priority to PCT Team Members for training as well as the performance of Services by such PCT Team Members in accordance with Paragraphs 1(A) and 1(A)(i) above.
(vii)

Subject to (a) [*] the appropriate number and make-up of the PCT Team to provide Services and up to the number of Runs described in this Paragraph 1(B)(vii), (b) [*] and (c) PCT having reasonably determined that designated PCT Team Members have been satisfactorily trained to perform the applicable Services, including Runs and that the ICT-107 Process Requalification is complete, PCT, subject to the receipt of Request Notices (as defined in Paragraph 1(C)(iii) below) will schedule, as the Parties agree in writing, up to a maximum of [*] Runs per month. The Parties further agree, notwithstanding the preceding, that no more than [*] Runs may be scheduled and commenced during any week (with a week commencing on Monday and ending on Sunday) and no more than [*] Run may be scheduled and commenced on any day, unless otherwise agreed to, in writing between the Parties’ respective points of contact, in advance.  [*]. For purposes of clarity PCT shall not be responsible to provide any Services or the mutually agreed upon number of monthly Runs, as mutually scheduled or a particular scheduled Run, if there are insufficient PCT Team Members at the time of the commencement of the scheduled Service or Run or anytime during such Service or Run due to (I) the removal of PCT Team Members at Client’s written request, (II) [*], (III) the fact that a necessary PCT Team Member required for the Services or Runs is ill, injured, fails to arrive at the PCT Facility without notification to PCT or is no longer employed by PCT or (IV) Force Majeure, and PCT reasonably determines that as a result of any such occurrence the then existing/remaining PCT Team Member complement cannot support the applicable Services, the mutually agreed upon monthly number of Runs or the particular Services or Run.

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(viii)

Commencing with the month in which the Room Start Date occurs, at the beginning of each month (or in the case of the month in which the Room Start Date occurs promptly after the Room Start Date), PCT will make available to Client [*] to enable the Client, during the applicable month to schedule and have PCT commence and carry out at least such month’s number of Runs as agreed to by the Parties pursuant Paragraph 1(B)(vii) above.  [*]

(ix)

If during any calendar month and pursuant to a Request Notice, Client requests PCT to schedule Runs in excess of the mutually agreed upon monthly or weekly limitations/maximums for Runs as provided in Paragraphs 1(B)(vii) and (viii) above (“Additional Runs”), PCT [*] however, PCT’s decision not to accommodate a request for an Additional Run [*] will not be a breach of PCT’s obligations to Client hereunder.  Within [*] Business Days of PCT’s receipt of a Request Notice for an Additional Run, PCT will provide Client with a written response notice regarding PCT’s accommodating such requested Additional Run, provided, however, if PCT fails to respond within such [*] Business Day period, then PCT will be deemed to have rejected Client’s request to schedule such Additional Run.

(x)

A condition to PCT’s ability to provide the agreed upon Services or Runs is the training of PCT Team Members in accordance with the Training Plan and the completion of the ICT-107 Process Requalification.

(xi)	PCT shall use commercially reasonable efforts to provide adequate supply chain and other support services in connection with all Services.
(xii)	As agreed by the Parties, in writing, PCT Team Members may perform [*] “Runs”.
(xiii)	PCT shall reasonably determine when a PCT Team Member has completed training and is available for the performance of all Services.
(xiv)	[*]
(C)

Runs. As of the Room Start Date, the 2011 ICT-107 Services Agreement and the ICT-121 Services Agreement are terminated and of no further force and effect except for those terms and provisions therein that expressly survive termination thereof.  Notwithstanding the preceding sentence, the terms and provisions of ICT-107 PAO #4, ICT-107 PAO #5 and ICT-121 PAO #1 that, as provided in each of ICT-107 PAO #4, ICT-107 PAO #5 and ICT-121 PAO #1, are to be performed from and after the Room Start Date, shall continue to survive and PCT and Client shall each perform their respective obligations thereunder until the services to be provided by PCT are completed or terminated as provided in each such Program Amendment Order.

(i)	PCT will perform Runs as described herein.
(ii)

A condition to PCT’s ability to commence any Run on the scheduled date, as applicable, is PCT’s receipt by [*] am on the applicable day of Client sourced Client Materials, Raw Materials or other appropriate biological material in sufficient quantity and quality and satisfying mutually agreed upon Product Specifications and acceptance criteria.  If PCT believes that any received Client sourced Client Materials

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or other appropriate biological material are deficient, then the Parties immediately shall cooperate to determine the reason therefor, and shall address any deficiency.
(iii)	Definitions.

“Business Day” means any day at the MV Facility other than a Saturday, Sunday, the Friday after Thanksgiving or state and federal holidays.

“Business Hours” are 8:30 a.m. – 5:00 p.m. on any Business Day.

“GMP” means current Good Manufacturing Practices as promulgated by the United States Food and Drug Administration or any successor agency thereto (the “FDA”), including the regulations within the meaning of 21 CFR Parts 210, 211 [*].

“Request Notice” means a written notice received by PCT’s designated point of contact for a Run (or Additional Run that is provided pursuant to Paragraph 1(B)(ix) above) not less than [*] Business Days prior to a day [*] is available as provided to Client pursuant to Paragraph 1(B)(viii) above specifying the type of Run (or Additional Run) that is to be scheduled.  Request Notices may be sent by email to PCT’s designated point of contact.  To the extent a Request Notice is received by PCT at any time other than during Business Hours, such Request Notice shall be deemed to have been delivered to PCT during Business Hours on the next succeeding Business Day and the [*] Business Day period commences on such next succeeding Business Day.

“Termination Date” means the earlier of:

(a)	The date the Parties mutually agree, in writing that the scheduling and performance of Services and Runs ends (which shall be the last day of a month);
(b)

The last day of the month following PCT’s designated point of contact’s receipt of no less than [*] days written notice that Client will no longer require Services, provided, however, such written notice shall not be effective prior to the last day of the month following the [*] anniversary of the Room Start Date; and

(c)	[*]
(iv)	Services.
(a)

Upon PCT’s receipt of a Request Notice indicating [*] that a Run (or Additional Run) is to be scheduled to commence, PCT will schedule the Run (and if agreed to as provided in Paragraph 1(B)(ix) above, the Additional Run) and, subject to all other terms and conditions of this Agreement, commence the Run/Additional Run on the scheduled date.

(b)

If (a) Client cancels the scheduled Slot activity or (b) PCT does not receive the necessary Client sourced Client Materials/Raw Materials/ appropriate biological material for the scheduled Slot activity by [*] am on the date of the commencement of [*] activity, then, unless the Parties otherwise mutually agree in writing, PCT shall be relieved of the obligation to commence the scheduled [*] activity[*].

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(c)

Testing of Product by PCT (or a third party service provider subcontracted by PCT) will be performed, for the ICT-107 Product, according to the methods qualified in the ICT-107 Requalification Process and, for the ICT-121 Product, in accordance with the methods that were qualified for the ICT-121 Product under the ICT-121 Services Agreement.

(d)

Product will be stored in quarantine at the MV Facility until release and after release maintained at the MV Facility until shipment of such Product is requested by Client or Client’s designated clinical site in accordance with Paragraph 1(D) below.

(e)	Manufacturing inventories, production schedules and shipments of Product will be coordinated with the Client through PCT’s point of contact, as designated in writing by PCT to Client.
(f)

PCT shall maintain the GMP compliance of the Room as of the Room Start Date, as well as the utilities, systems and equipment used in connection with the Services and provide environmental monitoring, cleaning and Quality Control testing services detailed herein and as specified in the Quality Agreement.

(g)

PCT shall retain and store samples of Product pursuant to GMP, applicable SOPs and other appropriate protocols relating to the Services.  At Client’s written election, retains shall be returned to Client or its designee or destroyed at Client’s cost and expense.

(h)

Regardless of whether Client requests PCT to schedule Runs in a particular calendar month, after the Room Start Date, PCT has fully earned the fees provided in Paragraph 1(E) below for such calendar month.

(D)	Client Equipment, Storage and Shipping.
(i)

Client has purchased the equipment as described in Exhibit 1 to Attachment A (which together with the Freezer (defined in Paragraph 1(D)(ii) immediately below is collectively, the “Client Equipment”), which has been delivered to, and installed at, the MV Facility where it shall be used by PCT solely to perform Services for Client either as described in this Agreement or in any other agreement between Client and PCT and for no other purpose.  If additional equipment is required in order for PCT to perform the Services or other activities under this Agreement, then such items shall be added to Exhibit 1 by mutual written agreement of the Parties.

(ii)

Within [*] days of the Effective Date, Client and PCT will coordinate the necessary resources and logistics required to receive and install, at Client’s cost and expense, at the MV Facility one (1) Client owned Liquid Nitrogen Freezer (the “Freezer”), including PCT confirming with Client that PCT has the most current list and User Requirement Specifications for the Freezer.

(iii)	Terms and conditions governing Client Equipment are set forth in Attachment A attached hereto and made a part hereof.

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(iv)

Prior to the date that Client transfers the Freezer to the MV Facility, PCT will prepare space and, at Client’s cost and expense, the necessary liquid nitrogen supply line to support the installation of the Freezer.

(v)

PCT will, at Client’s cost as provided in Paragraph 1(E) below, receive and install the Freezer, assign a PCT MEF#, perform, as the Parties agree, perform an installation qualification followed by an operation qualification on the Freezer, and connect the Freezer to PCT’s equipment monitoring system.

(vi)

For a period ending no later than [*] after the Termination Date, Product and samples will be maintained in the Freezer until shipment of such Product is requested by Client or Client’s designated clinical site.

(vii)

PCT will coordinate with Client (or Client designated clinical sites) as Client requires and at Client’s cost and expense, upon written notice to PCT, the extraction of any item from the Freezer and the subsequent shipment of such item within the United States as Client specifies in its written notification to PCT.  Client shall pay PCT for maintaining the Freezer at the MV Facility as well as an extraction fee for each extraction of an item from the Freezer as well as the reasonable, documented costs associated with packing and shipping any such item as directed by the Client.

(viii)

Provided a particular item of Client Equipment is no longer required for the performance by PCT of Services pursuant to this Agreement, on (1) Client’s written request for the return of Client Equipment other than the Freezer and (2) the earlier of (x) Client’s written request for the return of the Freezer and (y) [*] after the Termination Date, as applicable, PCT shall coordinate with Client and arrange, at Client’s cost and expense, the de-installation and return of the applicable Client Equipment as instructed by Client in writing. In the alternative, at Client’s election, PCT and Client will arrange for the sale of the Freezer from Client to PCT at the Freezer’s then fair market value reflecting the condition and age of the Freezer at such time.  If the Parties are unable to determine the then fair market value of the Freezer, the Parties will each obtain and provide to the other at least two quotes from reputable third party sources for a Freezer of substantially the same as the Freezer with similar age and condition characteristics.  The fair market value of the Freezer will then be the average of such quotes.

(E)

Compensation. As consideration for PCT’s performance of the Services set forth in this Agreement and in addition to the reimbursable amounts payable by Client to PCT pursuant to Section 4(b) of Attachment B and subject to the terms of this Agreement (including Attachment B), Client will pay to PCT fees (the “Fees”) for the performance of the various Services as provided below:

(i)	Room Fee/Freezer Installation/Storage Fee/Shipping Fee.
(a)	Room Fee. Client will pay PCT a monthly Room fee (the “Room Fee”) in the amount of [*] as follows:

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(1)

The monthly Room Fee for the month in which the Room Start Date occurs [*] the Effective Date.  If the Room Start Date occurs on a day other than the first day of a month, PCT will, at its option[*] credit a portion of such Room Fee to Client in an amount that is equal to the number of days in such month before the Room Start Date multiplied by [*]. For purposes of clarity, if the Room Start Date is June [*], 2015, PCT will either [*] provide a credit for the July Room Fee payable by Client in an amount equal to [*] ([*] times [*] days).

(2)	Commencing on the first day of each month after the Room Start Date through and including the month in which the Termination Date occurs, Client will pay PCT a monthly Room Fee.
(3)

Except for the first Room Fee payable as provided for in Paragraph 1(E)(i)(a)(1) above, the monthly Room Fees are payable prior to the first day of each month following the Room Start Notice.  PCT has no obligation to schedule or commence a Run or perform any other Services unless PCT has received the monthly Room Fee prior thereto.

(4)

[*], invoices for the monthly Room Fee may be issued by PCT in advance of the first date of the applicable month following the Room Start Notice and be payable as provided in accordance with Sections 4(a) and (e) of Attachment B.

(b)

Freezer Installation.  In connection with PCT receiving and installing the Freezer and performing the other Services as provided in Paragraphs 1(D) above, PCT will, in addition to invoicing for agreed upon documented reimbursable expenses, invoice for such Services based upon the actual time incurred by PCT staff in performing them at the hourly rates set forth in the table (the “Additional Services Table”) contained in Section 17(l) of Attachment B which hourly rates will be dependent on the PCT staff providing the applicable Additional Services.  PCT will determine the appropriate PCT staff to perform the applicable Additional Services. Hourly charges are applied to the total time devoted to the performance of the Additional Services. Such invoice will be payable by Client as provided in accordance with Sections 4(a) and (e) of Attachment B.

(c)

Storage and Extraction Fees.  On and after the Termination Date, and on the first day of each month thereafter through and including the month in which the Freezer is either (1) removed from the MV Facility at Client’s cost and expense (but no later than the month that is [*] from the date that the Termination Date occurs) or (2) purchased by PCT pursuant to Paragraph 1(D)(viii) above, Client will pay PCT a fee equal to [*] per month which monthly fee will cover the cost of liquid nitrogen replenishment and maintenance and environmental monitoring of the Freezer.  Client agrees that the monthly storage fees for the Freezer are payable monthly in advance by Client and that invoices for the monthly storage fee may be issued by PCT in advance of the monthly storage fee due date.  In addition to the storage fee as provided above, on and after the Termination Date Client will be invoiced an extraction fee equal to [*] for each item that PCT is

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instructed by Client to extract from the Freezer.  In the instance where multiple items are extracted and shipped to one location at one time, PCT will instead invoice Client based on actual time incurred by PCT staff to provide such services using the hourly rates in the Additional Services Table.  At all times, Client will reimburse PCT for the reasonable, documented out of pocket third party costs of packaging and shipping any such item within the United States as instructed by Client in writing as a reimbursable Expense. In addition, Client shall pay for shipping the shipper back to PCT. All invoices will be payable by Client as provided in accordance with Sections 4(a) and (e) of Attachment B.

(1)

In the event at the end of the period provided in Paragraph 1(E)(i)(c) above, after receipt of PCT’s written request for instructions on the disposition of Product or samples remaining in the Freezer and/or disposition of the Freezer, Client fails to instruct PCT on where to return or relocate the same and/or Client fails to pay PCT any outstanding storage and/or extraction fees, on no less than [*] days’ additional written notice to Client, at PCT’s election PCT may (1) return such items to Client at Customer’s address set forth at the beginning of this Agreement, (2) destroy any Product and samples then remaining at the MV Facility, (3) deem that such Product and/or samples have been abandoned by Client and PCT shall have the right, and Client expressly authorizes PCT to dispose of such Product and/or samples for value or otherwise without any compensation or further notice to Client, in each instance, at Client’s cost, expense and responsibility and/or (4) deem the Freezer abandoned and sold and conveyed to PCT at no additional cost to PCT. If PCT, notwithstanding the above, continues to store Product and samples beyond period provided above, Client shall pay immediately upon its receipt of an invoice PCT’s then applicable storage fees.

(ii)

PCT Team Member Fees.  For each PCT Team Member, commencing on the PCT Team Member Start Date for such PCT Team Member and each month thereafter through and including the month in which the Termination Date occurs, as long as such PCT Team Member remains in the PCT Team, Client will pay a monthly fee (the “PCT Team Member Fee”) for each PCT Team Member in the amount of [*].

(a)

If the applicable PCT Team Member Start Date is not the first day of the month, the monthly PCT Team Member Fee for the month in which the PCT Team Member Start Date occurs will be prorated and reduced by [*] for each day prior to the PCT Team Member Start Date.  For purposes of clarity, if one PCT Team Member has a PCT Team Member Start Date of July 1, 2015 and a second PCT Team Member has a PCT Team Member Start Date of July 6, 2015, then for the month of July, PCT will invoice and Client will pay PCT a PCT Team Member Fee for the first PCT Team Member in the amount of [*] and a PCT Team Member Fee for the second PCT Team Member in the amount of [*] ([*] minus [*] times five (5) days).

(b)	Subject to Paragraph (E)(ii)(a) above and this Paragraph, PCT is entitled to the full PCT Team Member Fee for all PCT Team Members for the applicable month

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and, except as provided in this Paragraph 1(B)(ii)(b) no credit [*] will be provided if, during a particular month, a PCT Team Member is removed from the PCT Team at Client’s request at any time other than the last day of such month as more particularly described in Paragraph 1(B)(xiv) above. [*] In either situation described in the preceding sentence, Client will receive a credit (presuming Client has paid the applicable monthly PCT Team Member Fee for such individual), to be applied to the next applicable monthly PCT Team Member Fees payable by Client in an amount equal to [*] for each day from and after the date such PCT Team Member is no longer a part of the PCT Team though the end of such month.

(c)

Except for the month in which the PCT Team Member Start Date occurs, for each PCT Team Member, Client will pay in advance the monthly PCT Team Member Fee for each PCT Team Member.  PCT Team Member Fees will be paid by Client in accordance with Sections 4(a) and (e) of Attachment B.

(iii)

Fees Earned.  Client agrees that regardless of whether Client in a calendar month requests PCT to perform Services, including any Run, PCT shall have fully earned, as applicable, the Room Fee AND the applicable PCT Team Member Fees for such calendar month, provided a Room Start Notice has been given except for the first monthly Room Fee which is non-refundable regardless of whether Client provides a Room Start Notice.  Other than as provided for in this Section (E), no credits will be provided to Client based on or regardless of the Services requested or the number of Runs Client requests PCT to schedule during such calendar month.

(iv)

Fee for PCT Technology Transfer Services/Close-Out Fee.  The close-out activities described in Paragraph 2 below performed during the Close-Out Period (defined in Paragraph 2 below) [*] will be performed by PCT on a time and materials basis at the hourly rates (subject to the adjustments in Section 17 of Attachment B) set forth in the Additional Services Table and will be dependent on the PCT staff providing the various close-out activities [*].  PCT shall invoice Client for the close-out activities [*] on a periodic basis for PCT close-out activities [*] performed, as applicable.  Each such invoice shall set forth the number of hours spent per PCT staff level member (as set forth in the Additional Services Table) and, as applicable, include receipts and other documentation evidencing the out of pocket costs (without markup except as provided for in Section 4(b) of Attachment B) incurred by PCT, in performing such Services, including as provided in Section 4(b) and (c) of Attachment B.  Client shall pay each invoice as provided in Attachment B.

(v)

Take or Pay Fees/ Additional Product Fees/Surcharges/ Production Fees/Additional Production Fees.  Commencing on the Room Start Date, Client will not pay any Take or Pay Fee, Additional Product Fee or Surcharges (as provided in the 2011 ICT-107 Services Agreement) or any Production Fees or Additional Production Fees (as provided in the ICT-121 Services Agreement).

(vi)	Reimbursable Expenses. Client will pay for all reasonable, documented expenses as set forth in Section 4(b) and Section 4(c) of Attachment B to this Agreement.

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(2)

During the [*] period (the “Close-Out Period”) commencing on the date that PCT initiates services relating to PCT’s close out of this Agreement, PCT will cooperate with Client and collect and transfer all materials, reagents, supplies and equipment, including Client Equipment, Client Materials (defined in Section 2(f) of Attachment B) and Raw Materials (defined in Section 10(c) of Attachment B), Product, data, reports and Records (defined in Section 2(l) of Attachment B), and other deliverables, in each instance, for which Client has reimbursed or paid PCT pursuant to this Agreement and arrange to deliver the same to Client or a third party as requested by the Client, in writing.  The Close-Out Period will commence on the day immediately following the Termination Date[*].

(3)	[*].
(4)

Upon the occurrence of the Termination Date, should Client elect to engage PCT as its development and manufacturing partner for additional services not covered by this Agreement, services which would have been performed during the Close-Out Period (along with its associated cost) will be deferred until the completion of all such services.

General Provisions Applicable To Services

(A)

If in the course of performing Services, any relevant PCT GMP documents in the PCT document control system need to be updated and/or revised with any Client requested changes, such updates and/or revisions will be performed at the cost and expense of Client and provided by PCT to Client and reviewed, approved and executed by Client prior to use in the GMP manufacturing activities. PCT agrees that all Client-specific documents created in order to perform the Services described in this Agreement will be used by PCT only for Product as described in this Agreement and only at the MV Facility unless (i) transferred to Client and/or a third party as part of a Transferred Technology provided by PCT and Client and/or third party uses such PCT created documents for reference only for Client and/or a third party to create and develop its own documents or (ii) otherwise agreed to by the Parties pursuant to an executed Program Amendment Order or other writing between the Parties.  Notwithstanding the foregoing it is agreed that such documents may be used by Client’s other contract manufacturing organizations (CMOs) for Product and/or other ICT Platform products provided, further all references to PCT’s name and/or logo/address or other information that indicates PCT in any manner are redacted/deleted prior to such use.

(B)

The Parties agree that PCT performance of Services is based on (a) the assumptions set forth in this Agreement [*] and (b) the Client reasonably cooperating with PCT in connection with PCT’s performance of the Services set forth in this Agreement, including but not limited to, Client being reasonably responsive to PCT, providing responses in a reasonably expeditious manner and Client providing, as necessary, Client staff and resources and starting material as provided in this Agreement.  The Parties acknowledge that if such assumptions are not correct or Client is either non-responsive or if responsive is not responsive in a reasonably expeditious manner, the Services may be affected and delayed and, therefore, adversely affect the conduct of Client’s trial plans.  PCT will promptly advise Client in writing if it becomes aware that an assumption is not correct and/or if Client has not been reasonably responsive and/or is not responsive in a reasonably timely manner to PCT requests and any of the preceding has the potential of affecting the Services.  If PCT so advises, then changes

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may be handled in accordance with the terms regarding Program Amendment Orders set forth in the Agreement.

Expense Prepayment:

(A)

In anticipation of the costs and expenses to be incurred by PCT in performing the Services hereunder, on the Effective Date, Client will pay the sum of [*] (“Expense Prepayment”) as an advance for [*] costs and expenses.  The Parties agree that the expense prepayments paid by Client pursuant to the Services Agreement in an amount equal to the Expense Prepayment shall be retained by PCT in satisfaction of the Expense Prepayment obligation hereunder. PCT will use the Expense Prepayment solely for [*] costs and expenses of the separately invoiced items set forth in Sections 4(b) and 4(c) of Attachment B. (the “Expenses”).  PCT will provide Client with a monthly invoice documenting in reasonable detail such Expenses, including such Expenses that may have been paid by PCT utilizing the Expense Prepayment.  Client shall reimburse PCT the amount set forth in the invoice(s) upon receipt of such invoice(s) which when paid by the Client, to the extent applicable, will replenish the Expense Prepayment (but only to the extent all other Expenses which were not paid with Expense Prepayment funds have been paid in full).

(B)

The Parties intend that the amount of the Expense Prepayment at all times be at least equal to the monthly Expenses incurred by PCT in performing the Services.  In the event either Party reasonably determines that the monthly invoiced costs for such reimbursements are not matched by the Expense Prepayment, either Party shall notify the other Party, in writing, of such determination and the amount by which the Expense Prepayment needs to be altered and provide documentation supporting such determination.  If the Expense Prepayment is to be altered, the Party receiving the notice will upon receipt of such determination seeking a change in the Expense Prepayment, promptly discuss with the notifying Party the amount by which the Expense Prepayment needs to be changed.  [*] Expense Prepayment shall mean the adjusted Expense Prepayment amount applicable from time to time pursuant to this Section (B).

(C)

Upon the expiration or termination of this Agreement, PCT will promptly return to Client the Expense Prepayment paid less any [*] amounts owed by Client to PCT for Services provided by PCT pursuant to any agreement between the Parties and Expenses that remain unpaid as of expiration or termination of this Agreement.

MISCELLANEOUS:

(A)

The Points of Contact at Client for PCT are Andrew Gengos, Chief Executive Officer and President and Marta Schilling, Vice President, Cell Therapy Manufacturing, or any other individual designated in writing from Client to PCT.  PCT may communicate with and/or provide notices and other contact with either or both of Client’s Points of Contact.  All invoices shall be sent to David Fractor, ~~Chief Financial Officer~~. Vice President and Principal Accounting Officer

(B)	Unless otherwise provided in this Agreement, the Point of Contact at PCT for Client is set forth in Section 2(d) of Attachment B.

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(C)

The terms and conditions set forth in Attachment A and Attachment B attached hereto are incorporated herein by reference in their entirety, shall be deemed to be a part hereof to the same extent as if such terms and conditions had been set forth in full herein and by executing this Agreement. Client acknowledges that it has read Attachment A and Attachment B and that the terms and provisions of Attachment A and Attachment B are an integral part of this Agreement.

NO FURTHER TEXT ON THIS PAGE – SIGNATURE PAGE FOLLOWS

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This AGREEMENT has been duly executed by the Parties as of the Effective Date.

PCT, LLC, A CALADRIUS COMPANY By:/s/ George S. Goldberger Name: George S. Goldberger Title: VP Business Development	IMMUNOCELLULAR THERAPEUTICS, LTD. By: /s/ Andrew Gengos Name:Andrew Gengos Title:Chief Executive Officer and President

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ATTACHMENT A

CLIENT EQUIPMENT

1.	Ownership.
(a)	Title. Title to, and ownership of, the Client Equipment is and shall remain at all times exclusively in Client.
(b)	PCT acknowledges that it does not and will not have any property or other interest in the Client Equipment other than as may be provided in the Agreement[*].
(c)	[*].
(d)

PCT shall keep the Client Equipment free of all claims, demands, liens, levies, security interests and other encumbrances arising by, under or through PCT and shall take such action necessary to discharge any such claim, demand, lien, levy, security interest or encumbrance at its own cost and expense.

(e)

PCT shall, at Client’s cost and expense, mark the Client Equipment in the manner requested by Client in writing with a label provided by Client or by another manner of identification agreed to by PCT indicating that the Client Equipment is owned by and the property of Client.

(f)	[*].
2.	PCT Obligations and Restrictions.
(a)	PCT will:
(i)

Operate the Client Equipment in the same manner as PCT operates PCT owned equipment of a similar nature.  PCT will perform and schedule routine maintenance, repair and calibration activities on Client Equipment, as applicable (including at Client’s cost and expense utilizing third party vendors to perform such services) per PCT’s standard operating procedures relating to the routine maintenance, repair and calibration of PCT owned equipment similar to the Client Equipment. As available, the documented costs of such maintenance, repair and calibration services will be at Client’s cost and expense.  [*].

(ii)	At its cost and expense, secure and insure the Client Equipment in the same manner as PCT provides for PCT owned equipment similar to the Client Equipment [*].
(iii)

Maintain accurate and complete and records regarding the servicing, maintenance and repair of the Client Equipment that are required by Applicable Laws.  All such records associated with the Client Equipment shall be [*] treated as the Confidential Information of Client.

(iv)

Keep and use the Client Equipment at the MV Facility and shall not move them from the MV Facility without the prior written consent of Client, except to be returned to Client or its designee as may be provided in the Agreement or in section 3 below.

(v)	[*].

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(vi)	Use the Client Equipment in a careful and proper manner and in compliance with Applicable Laws.
(vii)

At Client’s cost and expense, perform installation and validation activities necessary to operate the Client Equipment and any MV Facility improvements associated solely with such Client Equipment installation/validation in accordance with Applicable Laws.  Client will reimburse PCT for such activities as provided in Section 4 of Attachment B.  [*]

(b)	PCT will not:
(i)

Sell, lease, pledge or otherwise encumber the Client Equipment, or otherwise part with possession of the Client Equipment, except as provided in the Agreement or with the express prior written consent of Client.

(ii)

Represent to any person that PCT has any property or other interest in the Client Equipment, or make any entry in its books and records or in any financial statement or tax return that is inconsistent with Client’s retention of all right, title, and interest in and to the Client Equipment.

(iii)

Use the Client Equipment in any manner that could reasonably be expected to impair the applicability of suppliers’ or manufacturers’ warranties or render the Client Equipment unfit for its originally intended use nor will it permit any person other than authorized, trained and competent personnel to operate the Client Equipment.

(iv)	Allow access to and use of the Client Equipment other than to those of its employees, agents and contractors for whom such access and use is required in order for PCT to perform under the Agreement.
3.

Return of Client Equipment on Expiration or Termination.  Upon the expiration or termination of the Agreement, or at Client’s earlier written request[*] during the Close-Out Period, PCT shall return the Client Equipment to Client or its designee at Client’s written request, at Client’s cost and expense pursuant to Client’s written instructions as agreed to by PCT.  In the alternative, at Client’s election, PCT and Client will arrange for the sale of the Freezer as provided in Paragraph 1(D)(viii) of the Agreement.

(a)

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Exhibit 1 To Attachment A

CLIENT EQUIPMENT

EQUIPMENT DESCRIPTION	MANUFACTURER	MODEL NO.	SERIAL NO.
Elutra (CS-19	TerumoBCT	71800	1E00116
Ultrasonic Bath (UB-01	Branson	M1800	BGA061480500

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ATTACHMENT B

TERMS AND CONDITIONS

Terms not defined herein have the meaning in the Agreement

1.

Services. Client has approved the Services set forth in the Agreement. Timelines and cost figures are good faith estimates made by PCT based upon information provided by Client to PCT and are not guarantees that the Services can be performed within such estimates; however, PCT will use commercially reasonable efforts to perform the Services within the timelines and cost figures set forth in the Agreement. Services, time durations and fees may need to be adjusted pursuant to a document executed by the Parties (a “Program Amendment Order”) to reflect unforeseen time requirements, fee changes or services not originally contemplated.

2.	Conduct of Services to be Performed.
a.

PCT will comply (i) with the Federal Food, Drug and Cosmetic Act as amended, the regulations promulgated thereunder and implementing guidances (the “Act”) and (ii) in all material respects with all other applicable United States laws, rules and regulations of any state, federal or local government or regulatory agency (“Regulatory Agency”) (except that with respect to the manufacture of Product, PCT will comply in all respects with GMP) in each instance, that governs the Services (the “Applicable Laws”) and in effect as of the Effective Date. If Applicable Laws change, PCT will, subject to Prospective Illegality, make commercially reasonable efforts to satisfy the new requirements.

b.

Unless otherwise provided in the Agreement, PCT shall perform the Services at one or more of PCT’s facilities located in the United States, as determined by PCT and agreed to by Client (each a “Facility”); provided, however, that if the Agreement provides that Services will be performed at a specific Facility, then Services will only be provided at such Facility.  If Client desires Services, including but not limited to manufacturing Services, to be performed at another PCT Facility, provided the MV Facility where Services were to be performed has not been changed so as to preclude the performance of such Services, Client agrees that performance of Services of such Client initiated services at such additional PCT Facility, if provided by PCT, will be for additional fees and at Client’s costs and expenses pursuant to a Program Amendment Order or other writing between the Parties or as an Additional Service as defined below.  Such fees, costs and expenses at such additional Facility may include, without limitation, those associated with (i) technology transfer to the additional Facility, (ii) training of PCT staff, (iii) validation and qualification of equipment, people, space resources, Services related processes, methods and procedures and (iv) other activities associated with providing the desired services at the additional PCT Facility.
c.

Within thirty (30) days after PCT’s or Client’s request, the Parties will negotiate [*] and execute a document (a “Quality Agreement”) setting forth the (i) responsibilities of each Party’s personnel in relation to quality assurance matters and (ii) responsibilities for material compliance with Applicable Laws, including GMP as appropriate. PCT is responsible for such compliance while Product is in the possession of PCT or third party vendors performing Third Party Testing and Client is responsible for compliance at all other times. Failure to execute a Quality Agreement will not be a default nor be the basis of a termination of the Agreement. If there is a discrepancy between the Quality Agreement and Agreement, the Agreement shall control except that with respect solely to quality assurance/quality control, the terms of the Quality Agreement shall control.

d.

Unless otherwise provided in the Agreement, PCT’s designated point of contact (the “Point of Contact”) at PCT for Client is George S. Goldberger, Vice President Business Development, or any other individual designated in writing from PCT to Client.

e.	The Points of Contact will coordinate performance of Services with one another. Communications regarding the conduct of Services shall be addressed to or routed through each Party’s Point of Contact.
f.

Client will provide PCT with sufficient amounts of materials with which to perform Services, as well as all documentation and other data as may be available to apprise PCT of the stability of such materials, describe process characteristics, processing, and proper storage and safety requirements.  With respect to any materials that Client may provide to PCT under the Agreement, including but not necessarily limited to reagents, and any Product manufactured hereunder (collectively, “Client Materials”), the following shall apply: (i) Client shall at all times retain title to Client Materials, (ii) PCT shall retain exclusive control over Client Materials while such Client Materials are at PCT Facilities and shall not transfer any Client Materials to any third party without the prior written consent of Client except as otherwise provided in this Agreement, the Quality Agreement or SOPs and procedures relating to the Manufacturing Process of Product, (iii) [*] and (iv) PCT shall not take any action inconsistent with Client’s ownership interest in Client Materials, including but not limited to, PCT keeping Client Materials free and clear of any claims, liens, encumbrances, or security interests, and promptly removing the same at PCT’s sole cost and expense.

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g.	[*]
h.

No breach of the Agreement exists if a Party, despite using commercially reasonable efforts, fails to fulfill its obligation due to the action or inaction by the other Party or any person or entity (other than the failing Party’s employees). PCT may utilize suppliers and subcontractors for testing services provided that PCT qualifies such suppliers and subcontractors and utilizes such suppliers and subcontractors in accordance with PCT’s standard quality requirements and SOPs.  PCT will identify the suppliers and subcontractors of such testing services.  Each such supplier and subcontractor shall meet all of the applicable requirements of the Agreement and Quality Agreement. If requested by Client, PCT will solicit quotations from additional third party testing servicers selected by Client and reasonably acceptable to PCT and if Client requires PCT to use any such additional third party testing servicers, Client shall be responsible for PCT’s documented costs and expenses which PCT may reasonably incur in qualifying such additional third party testing servicers. Client and/or its representative may, at Client’s cost and expense, conduct quality assurance audits of PCT’s suppliers and subcontractors.

i.

Other than as necessary in order for PCT to perform the Services under the Agreement, PCT shall not analyze, characterize, modify or reverse engineer any Client Materials or take any action to determine the structure or composition of any Client Materials.

j.

The generation, collection, storage, handling, transportation, movement and release of hazardous materials and waste generated in connection with the Services will be the responsibility of PCT at [*]s cost and expense, unless a separate charge for specialized waste disposal is identified in this Agreement.  [*]

k.	INTENTIONALLY OMITTED.
l.

PCT shall maintain complete and accurate records relating to the Services in accordance with GMP and PCT’s quality assurance SOPs (the “Records”).  PCT shall maintain and retain all Records, which shall include without limitation quality assurance records, batch record documentation, Deviation Reports, Raw Materials data, analytical assays and data, SOPs and other process documents and records related to the Services as required under Applicable Laws including GMP and (A) if not included in the deliverables previously provided to Client pursuant to this Agreement or not provided to Client in connection with any close-out [*] activities as provided in this Agreement, PCT will at, the direction and written request of Client and at Client’s cost and expense (which will include the reasonable time incurred by PCT personnel at its then current and standard hourly rates required to provide and deliver Records) provide such

Records to Client and (B) be retained by PCT for at least [*] years after termination of this Agreement.  Subject to the need to retain Records pursuant to Applicable Laws PCT, at Client’s direction and written instruction and at Client’s cost and expense, will dispose of the Records, provided, further that PCT may retain one (1) copy of such Records as evidence of PCT’s obligations under this Agreement[*].

3.	Investigation of Deviations and Corrective Action; Defective Product.
a.

If Client in connection with the Manufacturing Process (which includes the manufacture, processing, packaging, labeling, quality control testing, release, shipping and storage) of Product either (i) instructs PCT to take actions/steps resulting from PCT notifying Client of a deviation in such Manufacturing Process and such actions/steps result in PCT preparing reports documenting such deviations and/or taking corrective actions to address such deviations or (ii) requests PCT to take additional steps and/or actions to address any deviation and/or corrective action above those that PCT reasonably determines are necessary to address the same, in each instance, PCT, at its option, may treat the time required to address either of the above as Additional Services (as defined in Section 17((l) below) which will be invoiced to Client as provided in Section 17(l) unless Client and PCT have otherwise agreed to in writing.

b.

Client shall accept or reject Product based [*] Client’s receipt and review of batch records documentation including release testing results, against the agreed upon written specifications (“Product Specifications”) for Product.  “Product Specifications” means the list of tests, references to any analytical procedures and appropriate acceptance criteria which are numerical limits, ranges or other criteria for tests described in order to establish a set of criteria to which Product at any stage of the Manufacturing Process for such Product should conform to be considered acceptable for its intended use that are provided by or approved by Client and approved by PCT, as such Product Specifications are amended or supplemented from time to time by mutual agreement of the Parties, in writing.  If Product is not rejected as provided below, such Product shall be deemed accepted. Client shall notify PCT in writing of, as applicable, any Product which has not been manufactured, tested, packaged, labeled, quality control tested, released, stored or shipped in compliance with GMP, the Product Specifications and the associated batch records documentation (“Defective Product”) within thirty (30) days of the date of Client’s receipt of the [*] associated batch records documentation. If a dispute exists as to whether Product is a Defective Product, either Party may request (by notice in writing to the other Party) an

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investigation to determine whether a Product is a Defective Product. Either Party, as provided in the Quality Agreement, will bear the upfront costs of the investigation. If a Quality Agreement does not exist, Client is responsible for the upfront costs. Following the investigation’s completion, the Parties will retrospectively share the costs of such investigation equal to the share of responsibility the Parties agree should be assigned to each Party for the Defective Product. [*]

c.

If a Defective Product exists and PCT, at Client’s written request, manufactures additional product to replace the Defective Product, unless expressly agreed to by PCT, the costs of any materials and/or reagents incurred in connection with manufacturing such replacement product shall be an expense reimbursable by Client to PCT. Unless set forth to the contrary in writing by the Parties, the costs for processing such replacement product shall be (i) borne by PCT if responsibility for the Defective Product lies solely with PCT, (ii) borne by Client if responsibility for the Defective Product lies solely with Client and (iii) apportioned between them if both Parties are responsible for the Defective Product in an amount equal to such Party’s share of responsibility for the Defective Product.

4.	Payment for Services, Other Costs.
a.	The amount and timing of payments are set forth in the Agreement and all amounts are payable in United States Dollars.
b.	Client shall pay and PCT will separately invoice Client for all reasonable [*] costs and expenses [*] incurred by PCT in performing the Services, including, but not limited to:
(i)	Costs of reagents, materials and Raw Materials.
(ii)	[*] costs of travel, accommodations and meals incurred in connection with the Services with such costs to be at the business class level.
(iii)

Costs associated with outsourced or outside testing/analytical services, including, but not limited to, sterility testing, mycoplasma testing, karyotype testing, viral/adventitious agent testing, γ-irradiation services and other assays not performed by PCT.

(iv)	Costs associated with any animal testing.
(v)

Packaging and shipping costs (including test samples and product) to or from PCT or Client or to or from any third party, including but not limited to contract laboratories or testing facilities and Client designated clinical and/or storage sites.

(vi)	Costs of providing or receiving in-process or final product quality control test methods beyond those detailed in the Agreement.
c.

Except to the extent expressly provided in this Agreement, in addition to the above, unless the Parties otherwise agree in writing to the contrary, Client shall pay and PCT will separately invoice Client for the following services, costs and expenses which will be provided by PCT either pursuant to a Program Amendment Order or other writing, with such writing to include email or other written, electronic communication or as an Additional Service as provided in Section 17 below:

(i)

Costs associated with providing, developing and/or validating/qualifying test methods, including assay services or assay methods and the costs of process and assay test method validation to a level required for submission to the FDA beyond those detailed in the Agreement.

(ii)	Costs of any equipment purchased, installed, validated and required solely for a Service provided in this Agreement.
(iii)	Costs associated with storage of any product or specific materials past the duration of the Agreement unless otherwise provided in this Agreement.
(iv)	Costs associated with any stability assessment or trial for the product requested by Client beyond those detailed in the Agreement.
(v)	Environmental monitoring or facility cleaning costs beyond those which are currently incurred by PCT and are due to PCT providing the Services under the Agreement.
(vi)	Costs of the preparation and submission of documentation provided to Regulatory Agencies beyond those detailed in the Agreement.
(vii)	Costs of regulatory services beyond those detailed in the Agreement.
(viii)

Costs related to regulatory and quality services and interactions, including, but not limited to, costs of any additional qualification and/or validation activities to address specific requests received from any Regulatory Agency.

(ix)	Extension of services for a clinical trial beyond the estimated durations set forth in the Agreement.
(x)	Costs of the technology transfer of Services or any part thereof to any GMP manufacturing facility/organization as requested by Client.
d.	In connection with the above Section 4(b)(i) and Section 4(b)(v) costs only, a [*] percent ([*]%) handling fee will be added by PCT to any invoice. [*]
e.

Except as provided in the Agreement, undisputed payments are due no later than the scheduled date for payment or if no such scheduled date, no later than thirty (30) days after the invoice date, provided, however, notwithstanding the preceding, undisputed invoices for the reimbursement of expenses as set forth in Section 4(b) of this Attachment B are payable upon receipt of such

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invoice. Client agrees to advise PCT, in writing within ten (10) days of its receipt of an invoice if it has a good faith dispute as to some or all of the charges (the “Disputed Charges”) set forth in such invoice (with such written notice to state, with specificity, Client’s reason for the Disputed Charges).  As to the Disputed Charges only, the Parties agree that until such Disputed Charge is resolved, such invoice is not payable, provided, however, Client agrees that to the extent expressly provided in this Agreement, if payment is required for the commencement of the performance of particular Services and such payment is a Disputed Charge, PCT upon written notice to Client may refuse to perform such services until the resolution of the particular Disputed Charge occurs and payment is made thereon.  Upon resolution of the dispute associated with each Disputed Charge, the payment of the particular Disputed Charge will again be payable if resolution of such Disputed Charge is in favor of PCT’s position.  If the resolution of such Disputed Charge is in favor of Client’s position, such Disputed Charge, will not be payable until such time as PCT issues a new invoice with a new due date reflecting the Disputed Charge’s resolution.  Undisputed amounts and amounts which are no longer in dispute (after either resolution thereof or the issuance of a new invoice with a new due date) which remain unpaid after the due date accrue interest at the rate of the lesser of [*] percent ([*]%) per annum or the maximum rate allowed by law, from the date such payment is due until paid in full.

f.	If a Quality Agreement does not exist or does not address the disposal of product, Client is responsible for such costs.
g.

Payments and Fees are subject to a cost of living adjustment (“COLA”) effective January 1, 2016 and on January 1 of each successive year (each a “Determination Date”). For the twelve (12) month period following the applicable Determination Date, payments and fees may be increased by COLA.  PCT will notify Client in writing of any COLA increase and the changes, if any, in the various payments and fees payable by Client to PCT which increases will be based upon the percentage increase in the U.S. Bureau of Labor Statistics Consumer Price Index For All Urban Consumers (CPI-U) in the state in which the majority of the Services have been provided during the twelve (12) month period ending in the month preceding the month in which PCT notifies Client of the applicable COLA adjustment. Such increases will become effective on the Determination Date set forth in such COLA notification and such COLA notification will be binding and enforceable against Client absent manifest error.

5.	Confidential Information.
a.

“Confidential Information” is information received by one Party (the “Receiving Party”) from or on behalf of the other Party (the “Disclosing Party”) that is identified as being confidential (and includes the terms and provisions of this Agreement) or which might permit the Receiving Party to obtain a competitive advantage over those who do not have the information. Confidential Information includes without limitation, any and all non-public scientific, technical, financial, regulatory or business information, or data or trade secrets in whatever form (written, oral or visual) that is furnished or made available by or on behalf of the Disclosing Party to the Receiving Party or developed by either Party under the Agreement.  Confidential Information of Client includes without limitation, the ICT Platform, Manufacturing Process, the Master Batch Record (“MBR”) for the manufacture of Product, Product Specifications, Client Materials, Raw Materials, Client Background Intellectual Property and New Intellectual Property, and any and all copies and derivations of and improvements on Client Confidential Information.  Each Party solely owns its Confidential Information.  [*] Confidential Information does not include information which (i) is or becomes a part of the public domain through no act or omission of the Receiving Party or anyone to whom the Receiving Party disclosed Confidential Information, (ii) is or was in the Receiving Party’s lawful possession prior to the disclosure by or on behalf of the Disclosing Party as shown by the Receiving Party’s written records, (iii) is disclosed to the Receiving Party by a third party entitled to disclose such Confidential Information or (iv) was independently developed by the Receiving Party without use of or access or reference to the Confidential Information of the Disclosing Party as shown by the Receiving Party’s written records.

b.

Receiving Party may disclose Confidential Information to an affiliate, employee or agent or contractor (including consultants) under similar written obligations not to use or disclose and to keep the Confidential Information confidential. If disclosure is requested by law or regulation or a valid court order or other governmental body having jurisdiction (including the Securities and Exchange Commission), the Receiving Party will make reasonable efforts to notify the Disclosing Party prior to disclosure to permit Disclosing Party to oppose such disclosure or obtain a protective order or confidential treatment thereof, at Disclosing Party’s cost by appropriate legal action.  If Receiving Party becomes obligated to disclose such Confidential Information in any legal or administrative proceeding, then Disclosing Party shall reimburse Receiving Party all of Receiving Party’s reasonable documented costs and expenses related thereto, including the time Receiving Party’s personnel spend in complying with such disclosure obligations.

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c.

Except as expressly set forth in this Agreement, Receiving Party shall not use or disclose Disclosing Party’s Confidential Information except to perform obligations, exercise rights or as otherwise expressly permitted under the Agreement. [*] Notwithstanding the preceding, nothing shall prohibit the Receiving Party from summarizing the terms of this Agreement, or from filing the Agreement as an exhibit, in documents the Receiving Party is required to file with any Regulatory Agency, including, but not limited to, the Securities and Exchange Commission; provided that such disclosure shall be only to the extent required to comply with Applicable Laws and the Receiving Party provides the Disclosing Party with a copy of the proposed disclosure prior to such filing.  [*]

d.

Upon termination of the Agreement, Receiving Party shall (i) immediately cease using the Confidential Information and (ii) at the written request of Disclosing Party, promptly, at the Disclosing Party’s cost, destroy or return the tangible embodiments of such Confidential Information. Receiving Party may retain a copy of Confidential Information for the purpose of determining its obligations under the Agreement and for legal and regulatory compliance purposes. The confidentiality, non-disclosure and non-use obligations shall continue for a period of [*] years after the termination of the Agreement.

e.

Money damages would not be a sufficient remedy for any breach of the confidentiality obligations set forth herein and, in addition to all other remedies, the Disclosing Party is entitled to seek injunctive or other equitable relief as a remedy for such breach without posting a bond.

6.	Disclosure; Intellectual Property.
a.

PCT shall disclose and provide to Client documentation of all methods, procedures and processes utilized by PCT in connection with the Services provided pursuant to the Agreement.  Other than documentation relating to the Manufacturing Process for a Product, Other ICT Products or the ICT Platform, which is Confidential Information solely owned by Client, all such documentation and disclosure will constitute Confidential Information within the meaning of section 5(a) of these Terms and Conditions.

b.

As applicable, PCT, its parent or affiliates shall retain ownership of all PCT know-how, processes and procedures that existed and that PCT owned or controlled by, as applicable PCT, its parent or affiliates prior to the Effective Date (the “PCT Background Intellectual Property”).  PCT will not use or implement or incorporate any PCT Background Intellectual Property into either the Product, the Manufacturing Process and/or ICT Platform or ICT Platform activities. Client shall retain sole ownership of all know-how, processes and procedures that existed and that Client owned or controlled before PCT commenced providing Services to Client under the Agreement, including without limitation the Manufacturing Process for a Product, Other ICT Product and the ICT Platform (the “Client Background Intellectual Property”).  For purposes hereof, “controlled” means, with respect to a Party’s Background Intellectual Property, the right, not subject to consent and without violating any legal rights of a third party, to grant a license or sublicense.

c.

Client owns and shall own all right, title and interest in and to the Manufacturing Process (which includes the ICT Platform and ICT Platform activities) and any Product, Client Equipment, Client Materials, Raw Materials (which if provided by PCT have been paid for by Client), deliverable, product and/or process change, improvement, development, invention or discovery, including new uses for the Manufacturing Process, ICT Platform, Product or improvements to the Client Background Intellectual Property or the PCT manufacturing know-how, process and procedures, that result from the Services provided by PCT pursuant to the Agreement, and all intellectual property rights (including enforcement rights) and know-how therein, whether or not patentable, made, conceived or reduced to practice by or on behalf of PCT alone or with others resulting from the Services (collectively, “New Intellectual Property”).  PCT shall notify Client in writing of any and all New Intellectual Property promptly after its conception, development or reduction to practice. Without additional consideration, PCT hereby assigns and transfers to Client all of its right, title and interest in and to the New Intellectual Property and agrees to take, and to cause its employees, agents, contractors and consultants to take, all further acts reasonably required to evidence such assignment and transfer to Client, at Client’s cost and expense.

d.

Work output will be prepared on PCT’s standard format and, except as provided above, Client will have exclusive title to all Products delivered pursuant to this Agreement including related data, documentation including batch records documentation and testing results, records, specimens and other reports generated pursuant to the Agreement, all of which shall be Confidential Information of Client. PCT and its subcontractors shall keep complete and accurate records pertaining to any New Intellectual Property and shall record, to the extent practical, all data and information relating to the Services in standard laboratory notebooks, which shall be signed, dated, or kept electronically.  Such documentation shall be kept for a period of five (5) years following the year in which any such efforts were made hereunder.  Without limiting the foregoing, all of the data, results, studies, analyses, evaluations and reports generated by or on behalf of PCT

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under the Agreement shall be in a form suitable for filing with Regulatory Agencies as part of or in support of (directly or indirectly) any regulatory filings or submissions.
7.

Relationship of Parties. The Agreement does not create an employer-employee relationship between Client and PCT. Neither Party shall hold itself out as an agent or representative of the other. PCT shall perform the Services as an independent contractor of Client and has complete and exclusive control over its Facilities, equipment, employees and agents. Nothing in the Agreement shall constitute PCT, or anyone furnished or used by PCT in the performance of the Services, as an employee, joint venturer, partner, or servant of Client.

8.	Representations, Warranties and Covenants.
a.

General Representations, Warranties and Covenants. Each Party has the necessary right and authority to enter into the Agreement. Neither Party makes any representation, warranty or covenant except as specified in the Agreement or Quality Agreement.

b.	Representations, Warranties and Covenants of PCT. PCT hereby represents, warrants and covenants (and with respect to subsection (iv) certifies) to Client that:
(i)	PCT’s employees and agents have expertise in the relevant subject matter and will perform the Services with due care.
(ii)	PCT and its Facilities shall operate, manufacture and deliver Product in compliance with Applicable Laws.
(iii)	[*]
(iv)	[*]
(v)	[*]
(vi)	[*]
(vii)	[*]
(viii)	[*]
c.	Representations, Warranties and Covenants of Client. Client hereby represents, warrants and covenants to PCT that:
(i)

Client has and will maintain during the term hereof, all necessary permits, licenses approvals, registrations, certifications and authorizations with respect to the use, distribution and/or transfer or sale of Product which is the subject of the Agreement.

(ii)

Client is under no restriction or limitation that would interfere with or hinder, impair or prevent (1) PCT’s performance of the Services or (2) Client’s performance of its obligations under this Agreement.

(iii)

Client (a) shall not knowingly infringe upon any U.S. or foreign copyright, patent, trademark, trade secret or other proprietary or intellectual property right, or misappropriate any trade secret of any third party in any manner that would cause any liability, loss or damage to PCT (it being understood and agreed that if PCT complies with the requirements of the Agreement and the Quality Agreement in performing the Services, it shall not be an act of infringement for PCT to manufacture Product and the use of Product that is manufactured by PCT hereunder shall not be an act of infringement); and (b) has neither assigned nor entered into any agreement assigning or transferring any right, title or interest to any technology or Intellectual Property that would conflict with its obligations under the Agreement.

(iv)

Client has the unlimited and unrestricted right to deliver to PCT all documentation, including SOPs, development/ qualification/audit reports, MBR and Part Number Specifications or has obtained the necessary permission to make such transfer and/or delivery to PCT.

(v)	All products, materials and reagents required for the Services can be sourced possessing the specifications for such items which will enable PCT to perform the Services.
d.

PCT DOES NOT WARRANT THAT PRODUCT RESULTING FROM THE AGREEMENT IS SAFE OR EFFICACIOUS OR SUCCESSFUL. PCT EXPRESSLY MAKES NO WARRANTY OR GUARANTY WHATSOEVER THAT ANY FDA SUBMISSION PREPARED AS A RESULT OF PERFORMING SERVICES WILL SATISFY THE REQUIREMENTS OF ANY REGULATORY AGENCY AT THE TIME OF SUBMISSION.

e.

EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS SECTION 8, THE PARTIES SPECIFICALLY DISCLAIM ALL EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES, PRODUCT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

9.	Duration, Default and Termination.
a.

Duration. The Agreement and the performance by Services by PCT hereunder shall terminate on the earlier to occur of (i) December 31, 20018 (unless extended in writing by the Parties), (ii) the expiration of the Close-Out Period and (iii) termination of the Agreement pursuant to this Section 9 of Attachment B. The obligations in Sections 2(f), 2(i), 2(j)), 2(l), 5, 6, 8, 9, 10, 12, 13, 14, 16 and 17 of this Attachment B shall survive expiration or termination of the Agreement.

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b.

PCT’s default. If PCT defaults with respect to material obligations under the Agreement, Client will promptly notify PCT’s Point of Contact by certified mail, return receipt requested or by overnight courier (“Written Notice”) of such material default. PCT has thirty (30) days from receipt of such Written Notice within which to cure such default. If PCT fails to cure such default as identified in the Written Notice, then the Agreement and Quality Agreement may, at Client's option, terminate upon delivery to PCT of a Written Notice terminating the Agreement and applicable Quality Agreement. Upon receipt of such Written Notice of termination, PCT shall terminate the Services.

c.

Client’s default. If Client defaults with respect to material obligations under the Agreement, PCT will promptly provide Client’s Point of Contact with Written Notice of such material default. Client has thirty (30) days from receipt of such Written Notice within which to cure such default. If Client fails to cure such default as identified in the Written Notice, then, at PCT’s option, the Agreement, Quality Agreement and all other agreement(s) then in existence between the parties may be terminated upon delivery to Client of a Written Notice terminating the same and/or PCT may immediately cease performing Services under the Agreement.

d.	INTENTIONALLY OMITTED.
e.

Payments Upon Termination. No later than the date of termination of the Agreement, after application of any Expense Prepayment, Client will pay PCT (i) all amounts to be paid through the date of termination plus [*] reimbursable costs and expenses incurred by PCT prior to the date of termination for which Client is liable to reimburse PCT, (ii) fees for Close-Out activities, if any, if not previously paid [*], and (iii) reasonable[*] costs and expenses which PCT is irrevocably obligated to pay after the termination of the Agreement (provided such irrevocable obligations were incurred prior to PCT’s receipt of Written Notice of termination and provided PCT uses commercially reasonable efforts to reduce such irrevocable obligations).

f.	No default caused by Force Majeure (as defined in Section 15 below) shall constitute a default under this Agreement.
g.

The Agreement may be automatically and immediately terminated by either Party, upon providing Written Notice to the other Party that such termination is the result of the other Party having a liquidator, receiver, manager, or administrator appointed in bankruptcy.

h.	UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE ENTITLED TO OR LIABLE TO THE OTHER PARTY FOR, PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR
SPECIAL DAMAGES ARISING IN CONNECTION WITH THE DEFAULT OF ANY OBLIGATION UNDER THE AGREEMENT, EVEN IF A PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.
i.

Other than as expressly provided for in the Agreement, termination shall not be an exclusive remedy and a Party’s rights and remedies described in the Agreement are not exclusive and are in addition to those rights and remedies available to it at law or in equity.

10.	Indemnification and Limitation of Liability.
a.

PCT shall defend and indemnify Client and Client’s agents, trustees, directors, officers and employees (“Client’s Agents”) from all third party claims of any nature, including reasonable attorney’s fees and disbursements (collectively, “Claims”) to the extent arising out of or in connection with any negligence or willful act or omission by PCT or PCT’s directors, officers, members and/or employees (“PCT’s Agents”) related to the performance of the Services, except to the extent any Claim was incurred or occasioned by the negligent or willful acts or omissions of Client and/or Client’s Agents.

b.

PCT shall not indemnify Client or Client’s Agents for any bodily injury (including death) caused by any Product resulting from the Services or Defective Product unless such bodily injury was caused by PCT’s or a PCT Agent’s negligence or willful and intentional act or omission.

c.

Except to the extent, in the case of each of the following, of any Claim that arose in connection with any negligence or willful and intentional acts or omissions of PCT and/or PCT’s Agents, Client shall defend and indemnify PCT and PCT’s Agents from all third party Claims to the extent arising out of or resulting from: (i) the Services and any Products and Defective Product resulting therefrom; (ii) personal injury to a participant in any clinical trial using any product, including Product or Defective Product, (iii) PCT’s use of Client Background Intellectual Property or New Intellectual Property and/or the Client’s Manufacturing Process in connection with the Services violating or infringing on the patents, trademarks, trade names, service marks or copyrights of any third party and (iv) the harmful or otherwise unsafe or unknown effect of any product, including Product, materials, reagents and/or product required for or derived from the Services performed and/or provided by or on behalf of Client to be used in connection with the Services, including any apheresis and blood collections as well as cellular blood products (collectively, “Raw Materials”) or the Product or Defective Product to any person, including without limitation, a third party Claim based upon Client’s or any other person’s or entity’s use, consumption, contact, sale,

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distribution or marketing of any Raw Material, Defective Product or Product.
d.

Upon receipt of notice of any Claim, the Party seeking indemnification (the “Indemnified Party”) shall give written notice thereof to the other Party (the “Indemnifying Party”). The Indemnifying Party, at its expense shall promptly assume the complete defense and settlement of such Claim, provided that; (i) the Indemnified Party has the right to participate in the defense of such Claim at its own cost; and (ii) the Indemnifying Party, prior to making any settlement, notifies the Indemnified Party, in writing, of such settlement offer and subsequently consults with the Indemnified Party as to the terms of such settlement. The Indemnifying Party will not, except with the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect thereof. The Indemnified Party will fully cooperate, at the Indemnifying Party’s cost and expense, with Indemnifying Party’s defense and possible settlement of such Claim and Indemnified Party will not, except with the prior written consent of the Indemnifying Party, consent to the entry of any judgment, agree to the disposition of or enter into any settlement with respect to such Claim.

e.	The indemnification obligations shall survive for a period of [*] years following the expiration or termination of the Agreement.
f.

PCT’s liability shall not, under any circumstances, exceed the coverage amounts of the insurance that PCT is required to maintain pursuant to Section 14 below as of the Effective Date (regardless of whether PCT, in fact, maintains such insurance, or maintains such insurance in the amounts specified in Section 14, and whether or not a particular liability is covered by such insurance).

g.	AS TO A CLAIM, NEITHER PARTY IS ENTITLED TO PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES.
11.	Prospective Events.
a.

“Prospective Cost Increase” means either the (i) occurrence of an event outside the control of PCT, including, any Force Majeure event after the Effective Date and which PCT did not contemplate before the Effective Date or (ii) enactment or modification of a foreign, state or federal statute or regulation thereof, including Applicable Laws after the Effective Date and which PCT did not contemplate before the Effective Date, in either the case of (i) or (ii) above, (y) has an impact on manufacture of Product and (z) as to which compliance by PCT with the terms and provisions of the Agreement would impose an unanticipated financial expense upon PCT. “Prospective Illegality” means any foreign, state or federal statute or regulation now existing or enacted or promulgated or re-interpreted after the Effective Date, including Applicable Laws, that is enacted, interpreted by judicial decision, a Regulatory Agency or legal counsel in such manner as to result in the conclusion that any service required of PCT or Client under the Agreement is in violation of such law, rule, guidance or directive.

b.

If a Prospective Illegality or Prospective Cost Increase occurs, Client and PCT shall promptly negotiate in good faith a Program Amendment Order as necessary to address such occurrence.  To the maximum extent possible, any such Program Amendment Order shall preserve the primary benefits sought to be achieved by this Agreement and the underlying economic and financial arrangements between the Parties[*].  To the extent that a Prospective Cost Increase has occurred, subject to the immediately preceding sentence, pending agreement thereof reflecting the Prospective Cost Increase, PCT on [*] months written notice to the Client, may cease to perform a Service which is the subject of a Prospective Cost Increase[*]. If an agreement cannot be reached, then, unless an earlier date is agreed to by the Parties, the Agreement will automatically terminate on the last day of the month which first occurs after thirty (30) days written notice terminating the Agreement as a result of the existence of the Prospective Illegality.

12.

Regulatory Assistance. PCT and Client shall permit Regulatory Agencies to conduct audits and inspections of the Facility(ies) where Services are performed as may reasonably be requested during normal business hours and PCT shall cooperate, at Client’s cost [*], with such Regulatory Agencies. Each Party shall give the other as much prior written notice as reasonably possible of such audits or inspections and keep the other Party informed about the results and conclusions of each regulatory inspection. If prior notice (or other communication to Client) advising Client of an inspection/audit is not reasonably possible, PCT shall, within two (2) Business Days of the commencement of said inspection/audit, inform Client of a regulatory inspection that affects Product or Services under this Agreement.  [*] In the event that an inspection/audit by a Regulatory Agency of a Facility where Services are being performed [*] relate to the Product or Services provided to Client in this Agreement, [*] then Client agrees that PCT may charge Client the standard hourly rates for the PCT staff involved (in accordance with the table of hourly rates set forth in Section 17(l) below, as such rates may be adjusted from time to time) with such audit/inspection.  [*]

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13.	Facility Obligations; On-Site Consultations.
a.

[*] once during each twelve (12) month period, Client and/or its representatives may conduct a GMP compliance audit (a “GMP Audit”) at each Facility where Services are performed at a time agreed to by the Parties.  During a GMP Audit, Client and/or its representatives may observe, inspect, and audit the manner in which PCT conducts the Manufacturing Process; and (ii) inspect PCT’s Facility, procedures (including SOPs) and records (including Records) relating to the Services, including PCT’s quality and other controls related to the Manufacturing Process.  Client’s costs associated with attending and conducting each GMP Audit shall be at Client’s cost.  Client may schedule a GMP Audit upon providing PCT with a minimum of thirty (30) days prior written notice of the requested GMP Audit. [*] Additional Audits in excess of one (1) GMP Audit per twelve (12) month period (an “Additional Audit”) may be requested at any Facility where Services are provided if PCT receives a minimum of thirty (30) days prior written notice of the Additional Audit and Client pays PCT a Ten Thousand Dollar ($10,000) fee[*].

b.

[*]PCT, upon no less than [*] Business Days’ written notice from Client to PCT’s Point of Contact, will permit Client during Business Hours, to observe and/or consult with PCT at the Facility including during the Manufacturing of any Product (“On-Site Consultations”) with PCT, regarding the performance of Services under this Agreement.  In the event that PCT reasonably determines that as a result of repeated On-Site Consultations within a particular period of time that PCT personnel and/or resources need to be compensated for PCT to continue to provide On-Site Consultations, such determination will be communicated to Client, the Parties shall mutually agree in writing on when PCT shall be compensated for any additional On-Site Consultations and until such agreement no additional On-Site Consultations will be provided by PCT.  PCT will not charge Client more than its hourly rates for the conduct for such additional On-Site Consultations as provided in the table below in Section 17(l), as such rates may be adjusted from time to time.

14.	Insurance.
a.

During the Agreement and for [*] years after the expiration or termination of the Agreement, each Party shall, at all times maintain, at its own expense fully paid insurance coverage, in the amounts set forth below, for:

(i)

Comprehensive General Liability (including coverage for bodily injury and property damage) with limits no less than Five Million Dollars ($5,000,000) per occurrence/ Six Million Dollars ($6,000,000) in the aggregate; and

(ii)	Workers Compensation with limits no less than the minimum statutory amounts under Applicable Laws.
b.	PCT shall maintain Professional Liability and Product insurance coverage with limits no less than Five Million Dollars ($5,000,000) per occurrence/ Five Million Dollars ($5,000,000) in the aggregate.
c.

Immediately prior to the initiation of any human clinical trials using product, including product resulting from the Agreement, and for a period of ten (10) years following the termination of the Agreement, Client shall maintain, at its own expense, product and Professional Liability insurance coverage each with limits no less than Five Million Dollars ($5,000,000) per occurrence/ Five Million Dollars ($5,000,000) in the aggregate.

d.

As requested, each Party shall furnish the other a certificate of insurance evidencing the required insurance set forth above, which certificate shall provide that should the policies be cancelled or materially changed before the expiration date thereof, notice of such cancellation or material change will be delivered to each Party.

15.

Force Majeure. Either Party shall be excused from performing its obligations under the Agreement if performance or performance by a person or entity under the control of such Party is delayed or prevented by Force Majeure, provided that such performance shall be excused only to the extent of and during such disability. “Force Majeure” means any cause beyond the reasonable control of the Party (or the person or entity under the control of such Party) in question, including, without limitation, governmental actions, wars, riots, terrorism, criminal acts of third parties, civil commotions, fires, floods, earthquakes, epidemics, pandemics, labor disputes (excluding labor disputes involving the work force or any part thereof of the Party in question), embargoes, trade restrictions, restraints or delays affecting shipping or carriers, acts of God or nature, shortages in supplies as a result of vendor/supplier delays in shipping supplies (provided such shortages are not the result of such Party’s non-payment for such supplies and is otherwise beyond the reasonable control of such Party) and prolonged losses of one or more utilities to the applicable Facility(ies). If any part of the Services is invalid as a result of such disability, PCT will, upon written request from Client, but at Client's expense, repeat that part of the Services affected by the disability. If the Party suffering a Force Majeure is unable to perform for a period in excess of [*] days, then the Parties agree to negotiate in good faith a mutually satisfactory approach to resolve the delay resulting from the Force Majeure. If no agreement is reached, then either Party may terminate the Agreement upon providing the other Party with no less than [*] days written notice of termination of the Agreement as a result of the continuing Force Majeure event[*].

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16.

Governing Law: Jurisdiction; Service of Process. This Agreement is governed by the laws of New York, without reference to choice of law principles. Any legal action may be brought in any State or Federal court located in the County and State of New York. Each Party submits to the jurisdiction of the aforesaid courts. Each Party irrevocably consents to service of process in any such action by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Party at its address set forth in the Agreement.  Each Party irrevocably waives (a) any objection it may now or hereafter have to the laying of venue of any action and (b) any claim that New York is not a convenient forum for such action.

17.	Miscellaneous.
a.	Conflicting Terms. To the extent the terms or provisions of the Agreement conflict with the terms and provisions of Attachment B, the terms and provisions of the Agreement control.
b.

Return of Materials. Except as otherwise provided for in the Agreement, materials, equipment or supplies for which Client has reimbursed PCT and/or provided to PCT by Client will be delivered to Client upon termination or expiration of the Agreement at Client’s cost and expense if requested by Client in writing.

c.

Notices. Except for Written Notices, notices shall be in writing and be sent (i) by registered or certified mail, postage prepaid with a return receipt requested, or (ii) by an overnight express delivery service, addressed to the other Party at the address provided in the Agreement or at such other address for which such Party gives notice herein. Notice shall be effective upon the date received.

d.	Assignment. [*] The Agreement shall be binding upon the successors and assigns of the Parties.
e.

Expenses. Each party agrees to pay or reimburse the other party for all reasonable[*] costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement, including all costs and expenses of such Party’s counsel.

f.

Publicity. The Parties shall treat the existence and terms of this Agreement as confidential and shall not disclose such information to third parties without the prior written consent of the other Party or except as provided in Section 5 of the Terms and Conditions or this Section.  The Parties agree they may in press releases, marketing materials or other internal or external written communication disclose the fact (using logo and/or name) that PCT and Client have entered into an agreement for services and/or that PCT provides services to the Client.  Except as permitted in the preceding sentences or otherwise required by applicable law or applicable stock exchange requirements, and in accordance with Section 5, neither Party shall issue or cause the publication of any other press release or public announcement with respect to the subject matter of this Agreement without the express prior approval of the other Party.

g.

Non-Disparagement. Neither Party will, at any time, disparage the business reputation of the other Party or its affiliates or any of the other Party’s (or affiliates) employees, officers, directors, agents and/or clients.

h.

Non-Solicitation. As long as the Agreement remains in effect and for a period of one (1) year after the expiration or termination of this Agreement, neither Party will, directly or indirectly, alone (including through any affiliate, officer, employee, director or agent) or in concert with others, solicit or encourage any employee or consultant of the other Party or the other Party’s affiliates to leave his or her employment or terminate his or her consultancy with such Party. [*]

i.

Entire Agreement. Except as otherwise provided for in the Agreement, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter thereof and supersedes all prior or contemporaneous negotiations, promises or agreements (including, but not limited to any proposal submitted by PCT to Client relating to Services to be provided by PCT) of every nature with respect thereto, all of which have become merged and integrated into or be deemed to be merged into the Agreement. No modification to the Agreement shall be effective unless it is in writing signed by each Party.

j.

Waiver and Construction. No waiver of any provision of the Agreement, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such provision. No waiver shall be effective unless made in writing and signed by the waiving Party. If any provision of the Agreement is declared void or unenforceable, such provision will be severed and the balance of the Agreement will remain in full force and effect.

k.

Signatures and Counterparts. The Agreement may be executed by an original, facsimile or electronic signature from a duly authorized person of the respective Parties, and be in two or more counterparts, with such counterparts constituting one instrument.

l.

Additional Fees: If Client requests PCT to perform Services of any kind which are not expressly covered by the Agreement or which PCT reasonably determines are beyond the scope of the Services of the Agreement (collectively, “Additional Services”), such Additional Services will be provided pursuant to Program Amendment Order to the Agreement executed by the Parties or other writing. If Additional Services are requested and the Parties either elect not to execute or fail

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to execute a Program Amendment Order or other writing reflecting the Additional Services and payment thereof, Client agrees that, in addition to reimbursing PCT for amounts provided in Section 4 of Attachment B, Client will pay the actual time incurred by PCT in providing such Additional Services which will be based upon PCT’s hourly rates set forth in the table below which hourly rates will be dependent on the PCT staff providing the applicable Additional Services. PCT will in good faith determine the appropriate PCT staff to provide such Additional Services. Upon written notice to Client, PCT may notify Client of changes in the below hourly rates, which revisions to the hourly rates will be effective immediately upon Client’s receipt of such written notification and will apply to the requested Additional Services rendered after the effective date thereof. Hourly charges are applied to the total time devoted to the performance of such Additional Services, including any related travel.

PCT Staff	Rates
Executive Management	[*]
All Other PCT Staff	[*]

In addition, if in connection with the performance of Additional Services, PCT requires the use (“Asset Use”) of a Facility, equipment or other tangible PCT assets in order to perform such Additional Services, Client will pay PCT, on an invoice basis, such Asset Use on an as used basis, at PCT’s then current rates offered by PCT to other clients when services to them requires an Asset Use. PCT will invoice Client for Additional Services and Asset Use (plus all reasonable, documented out of pocket and pass through costs and expenses) incurred by PCT.

m.

No Implied Licenses.  Except as expressly set forth in the Agreement, nothing in the Agreement shall be deemed to grant to either Party any right or license, express or implied, under any patents, patent applications, know-how, technology, inventions or other intellectual property of the other Party.

n.

WAIVER OF JURY TRIAL. PCT AND CLIENT WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THE AGREEMENT. PCT AND CLIENT AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

CONFIDENTIAL

Version 7 – Terms and ConditionsPage 11

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.